Exhibit 5.1

LETTERHEAD OF PRYOR CASHMAN LLP

January 12, 2010

China Medicine Corporation
Guangri Tower, Suite 702
No. 8 Siyou South 1st Street
Yuexiu District
Guangzhou, China 510600

Re:            China Medicine Corporation Registration on Form S-1

Dear Sir/Madam:

We refer to the Post-Effective Amendment to Registration Statement on Form S-1 (File No. 333-163443) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), filed by China Medicine Corporation, a Nevada corporation (the “Company”), on the date hereof with the Securities and Exchange Commission (the “Commission”).  The Registration Statement relates to the registration for resale of up to 2,994,230  shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company that may be issued upon the exercise of warrants held by the selling stockholders.

We have examined the original, or a photostatic or certified copies, of such records of the Company, certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below.  In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Based upon our examination mentioned above, subject to the assumptions stated and relying on statements of fact contained in the documents that we have examined, we are of the opinion that the Shares being offered for sale by the selling shareholders are duly authorized, and will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” in the Prospectus that forms a part of the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission.

We are admitted to the Bar in the State of New York and we express no opinion as to the laws of any other jurisdiction, except the laws of the State of Nevada applicable to Private Corporations (Title 7, Chapter 78 of the Nevada Revised Statutes) and the laws of the United States of America.

Very truly yours,

/s/ Pryor Cashman LLP